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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported) April 25, 2000


                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)



      0-24984                                             95-4015834
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(Commission File Number)                       (IRS Employer Identification No.)

8955 Beverly Boulevard, Los Angeles, CA                                 90048
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(Address of Principal Executive Offices)                               Zip Code)

                                  310/786-1600
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              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events


On May 4, 2000, NewStar Media Inc. (the "Company") issued a press release, the text of which is as follows:


NEWSTAR MEDIA INC. ANNOUNCES ORAL AGREEMENT WITH BANK FOR INTERIM FINANCING

         LOS ANGELES, May 4, 2000 -- NewStar Media Inc. (OTC BB:NWST) today announced that it has reached an oral agreement with its bank for interim financing following the Company's default under its credit agreement. Although the bank has not declared the Company's indebtedness to be due and payable, and stated that it would continue to consider whether to honor borrowing requests, the bank informed the Company last week that the bank was reserving all of its potential remedies. The Company and the bank have been in continuing discussions regarding future funding, and have reached an oral agreement for the bank to fund certain operating expenses on an interim basis, including the Company's hiring of a consultant to review strategic options. There can be no assurance, however, that the Company will obtain the financing necessary to sustain further operations.

         NewStar Media Inc. is a diversified entertainment company engaged in the publication of audio books, the distribution of audio books on its Internet site, AudioUniverse.com, and the production and distribution of television programming.

         THIS RELEASE CONTAINS STATEMENTS RELATING TO FUTURE RESULTS OF
    THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE "FORWARD-LOOKING STATEMENTS" AS DEFINED THE PRIVATE SECURITIES LITIGATION
       REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED AS A RESULT OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT
    LIMITED TO CHANGES IN PRODUCTS, AS WELL AS OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE FILINGS OF THE COMPANY WITH THE SECURITIES
                            AND EXCHANGE COMMISSION.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEWSTAR MEDIA INC.



Date: May 5, 2000                       By: /s/ Terrence A. Elkes
                                            ------------------------------------
                                            Terrence A. Elkes
                                            Chairman and Chief Executive Officer